UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Beginning on January 28, 2014, Ocwen Financial Corporation (“Ocwen”) will be using the materials attached as Exhibit 99.1 hereto in connection with presentations to potential lenders for a proposed Senior Secured Term Loan facility (such materials, the “Lender Presentation”). Wells Fargo Securities, LLC, Barclays Bank PLC, J.P. Morgan Securities LLC, and Bank of America Merrill Lynch are acting as Joint Lead Arrangers and Joint Bookrunning Managers for the facility. Wells Fargo Securities, LLC is acting as Syndication Agent and Barclays Bank PLC is acting as Administrative Agent for the facility. Among other things, the Lender Presentation includes the following estimated financial data for the three months ended December 31, 2013:

●	Our revenue for the three months ended December 31, 2013 is preliminarily estimated to be between $550 million and $555 million.

●	Our net income for the three months ended December 31, 2013 is preliminarily estimated to be between $101 million and $106 million.

●	Our pre-tax income for the three months ended December 31, 2013 is preliminarily estimated to be between $115 million and $120 million.

●	Our normalized pre-tax income for the three months ended December 31, 2013 is preliminarily estimated to be between $162 million and $167 million.

●	Our effective tax rate for the three months ended December 31, 2013 is preliminarily estimated to be between 11.5% and 12.5%.

The above financial data is preliminary, based upon our estimates and subject to completion of our financial closing procedures. Moreover, this data has been prepared on the basis of currently available information. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited or reviewed, and does not express an opinion with respect to this data. This data does not constitute a comprehensive statement of our financial results for the referenced periods, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.

The information contained under Item 7.01 in this Current Report on Form 8-K, including the Lender Presentation, contains certain non-GAAP financial measures, such as our references to “normalized pre-tax income.” We believe these non-GAAP financial measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. In addition, certain non-GAAP financial measures (e.g., “EBITDA” and “Adjusted EBITDA”) are provided to assist potential lenders in analyzing potential financial covenants in the proposed Senior Secured Term Loan facility. Such measures have been calculated in accordance with the proposed definitions of such measures in the proposed Senior Secured Term Loan documentation. Accordingly, they may vary from customary calculations of such non-GAAP financial measures. Ocwen does not intend to update or regularly disclose calculations of these non-GAAP financial measures. Please see the Lender Presentation for reconciliations and other additional details regarding our non-GAAP performance measures.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. The forward-looking statements speak only as of the date they are made and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

The information contained under Item 7.01 in this Current Report on Form 8-K, including the presentation included in Exhibit 99.1 hereto, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	Lender Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: January 28, 2014	By:	/s/ John V. Britti
John V. Britti
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)